                                POWER OF ATTORNEY

         I, Mark Liaboe, M.D., do hereby constitute and appoint David P. Bounk, my attorney-in-fact, for the purposes of signing in my name and on my behalf as Director of Midwest Medical Insurance Holding Company, a registration statement on Form S-1 for the registration under the Securities Act of 1933, as amended, of Class A common stock of the Company, par value of $.01 per share, and any and all amendments to said registration statement, and to deliver on my behalf said registration statement and any and all amendments thereto, as each thereof is so signed, for filing with the Securities and Exchange Commission.

Dated:  April 2, 2000                             /s/ Mark Liaboe
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                                POWER OF ATTORNEY

         I, Thomas Evans, M.D., do hereby constitute and appoint David P. Bounk, my attorney-in-fact, for the purposes of signing in my name and on my behalf as Director of Midwest Medical Insurance Holding Company, a registration statement on Form S-1 for the registration under the Securities Act of 1933, as amended, of Class A common stock of the Company, par value of $.01 per share, and any and all amendments to said registration statement, and to deliver on my behalf said registration statement and any and all amendments thereto, as each thereof is so signed, for filing with the Securities and Exchange Commission.

Dated:  April 1, 2000                             /s/ Thomas Evans
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